    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 16, 1998

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                             CONTINUCARE CORPORATION
         --------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            FLORIDA                                       59-2716023
--------------------------------                  ----------------------------
(STATE OR OTHER JURISDICTION OF                          (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NUMBER)


              100 S.E. 2ND STREET, 36TH FLOOR, MIAMI, FLORIDA 33131
     -----------------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       CONTINUCARE CORPORATION AMENDED AND RESTATED 1995 STOCK OPTION PLAN
     -----------------------------------------------------------------------
                            (FULL TITLE OF THE PLAN)

                               -------------------

                              CHARLES M. FERNANDEZ
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                             CONTINUCARE CORPORATION
                     100 SOUTHEAST SECOND STREET, 36TH FLOOR
                              MIAMI, FLORIDA 33131
                  ----------------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (305) 350-7541
         ---------------------------------------------------------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:

                             REBECCA R. ORAND, ESQ.
                            GREENBERG TRAURIG HOFFMAN
                          LIPOFF ROSEN & QUENTEL, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                                 (305) 579-0557
                               -------------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                          PROPOSED MAXIMUM        PROPOSED
           TITLE OF SECURITIES          AMOUNT TO BE       OFFERING PRICE     MAXIMUM AGGREGATE      AMOUNT OF
            TO BE REGISTERED             REGISTERED         PER SHARE (1)     OFFERING PRICE(1)  REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
COMMON STOCK,
  $.0001 PAR VALUE.................   1,750,000 SHARES      $5.00 - $6.75         $9,059,775         $2,673
=================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(h) on the basis of (i) the actual price of 874,000 options granted under the Registrant's Amended and Restated 1995 Stock Option Plan (100,000 shares at $5.00; 605,000 shares at $5.125; 110,000 shares at $6.25; 15,000 shares at $6.31; 44,000 shares at $6.75) and (ii) an assumed price of $5.00 per share (based on the Registrant's average high and low stock price on the American Stock Exchange on January 14, 1998) for 876,000 options, the remaining options to be granted under said Amended and Restated 1995 Stock Option Plan.

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

         (a) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997, as amended;

         (b) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of fiscal year 1997; and

         (c) the descriptions of the Registrant's Common Stock and related matters set forth under the captions "Description of Capital Stock" and "Dividend Policy" in the Registrant's Registration Statement on Form SB-2 (File No. 333-16803) filed under the Securities Act of 1933, as amended (the "Act"), including any amendments to such descriptions in such Registration Statement.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided in such statute. The Registrant's Articles of Incorporation provide that the Registrant may indemnify its executive officers and directors to the fullest extent permitted by law either now or hereafter.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; and (d) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws.

         At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

         See "Exhibit Index" on page II-4 below.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Act;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on January 16, 1998.

                            CONTINUCARE CORPORATION


                            By: /s/ Charles M. Fernandez
                                ------------------------------------------------
                                Charles M. Fernandez, Chairman of the Board,
                                Chief Executive Officer and President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles M. Fernandez his true and lawful attorney-in-fact, acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

         SIGNATURE                          TITLE                              DATE
------------------------     --------------------------------------     ----------------

/s/ Charles M. Fernandez     Chairman of the Board, Chief Executive     January 16, 1998
------------------------       Officer and President (principal
Charles M. Fernandez           executive officer)


                             Vice Chairman of the Board                 January __, 1998
------------------------
Phillip Frost, M.D.

/s/ Maria T. Sosa            Principal Accounting Officer (principal    January 16, 1998
------------------------       financial officer and principal
Maria T. Sosa                  accounting officer)


/s/ Arthur M. Goldberg       Director                                   January 16, 1998
------------------------
Arthur M. Goldberg

/s/ Richard B. Frost         Director                                   January 16, 1998
------------------------
Richard B. Frost

/s/ Mark J. Hanna            Director                                   January 16, 1998
------------------------
Mark J. Hanna

/s/ Elias F. Ghanem, M.D.    Director                                   January 16, 1998
------------------------
Elias F. Ghanem, M.D.

                             Director                                   January __, 1998
------------------------
Robert Soros

                                  EXHIBIT INDEX



EXHIBIT                                                            SEQUENTIAL
NUMBER                        DESCRIPTION                            PAGE NO.
------                        -----------                            --------

 4.1      Registrant's Amended and Restated 1995 Stock
          Option Plan (1)

 5.1      Opinion of Greenberg Traurig Hoffman Lipoff Rosen
          & Quentel, P.A.

 23.1     Consent of Deloitte & Touche LLP

 23.2     Consent of Greenberg Traurig Hoffman Lipoff Rosen
          & Quentel, P.A. (contained in its opinion filed as Exhibit 5.1 hereto)

 24.1 Power of Attorney is included in the Signatures section of this Registration Statement

-----------------------

(1) Incorporated herein by reference to Exhibit A of the Registrant's Proxy Statement dated December 30, 1997.